As filed with the Securities and Exchange Commission on May 14, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Albemarle Corporation

(Exact Name of Registrant as Specified in Its Charter)

Virginia	54-1692118
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

451 Florida Street

Baton Rouge, Louisiana 70801

(Address of Principal Executive Offices)

ALBEMARLE CORPORATION

2013 STOCK COMPENSATION AND DEFERRAL

ELECTION PLAN FOR NON-EMPLOYEE DIRECTORS

(Full Title of the Plan)

Karen G. Narwold, Esq.

Senior Vice President, General Counsel and Corporate Secretary

Albemarle Corporation

451 Florida Street

Baton Rouge, Louisiana 70801

(Name and Address of Agent for Service)

(225) 388-8011

(Telephone Number, Including Area Code, of Agent for Service)

With a copy to:

M. Ridgway Barker, Esq.

Kelley Drye & Warren LLP

400 Atlantic Street

Stamford, Connecticut 06901

(203) 324-1400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Common Stock, $0.01 par value	500,000(2)	$61.95	$30,975,000	$4,224.99

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, as amended. The price per share is estimated based on the average of the low and high prices for the Registrant’s common stock on May 9, 2013 of $61.45 and $62.45, respectively, as reported on the New York Stock Exchange.
(2)	Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended, this registration statement also relates to such indeterminate number of additional shares of common stock of the Registrant as may be issuable in the event of a stock dividend, stock split, recapitalization, or other similar capital structure, merger consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation, or other distribution of assets, issuance of rights or warrants to purchase securities, or any other corporate transaction or event having an effect similar to any of the foregoing.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

EXPLANATORY NOTE

The document(s) containing the information specified by Part I of this Form S-8 Registration Statement (the “Registration Statement”) will be sent or given to participants in the Albemarle Corporation 2013 Stock Compensation and Deferral Election Plan for Non-Employee Directors, as may be amended from time to time (the “Plan”), of Albemarle Corporation, a Virginia corporation (the “Company”), by the Company as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). Such document(s) are not being filed with the Commission but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof), a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 1. Plan Information.

Not required to be filed with the Commission.

Item 2. Registrant Information and Employee Plan Annual Information.

Not required to be filed with the Commission.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents have been filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and are hereby incorporated by reference in this Registration Statement:

•	the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC on February 15, 2013;

•	the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2013, filed with the SEC on April 19, 2013;

•	the Company’s Current Report on Form 8-K, filed on February 25, 2013;

•	the Company’s Current Report on Form 8-K, filed on May 8, 2013;

•	the Company’s Current Report on Form 8-K, filed on May 9, 2013;

•

the description of the Company’s common stock, $0.01 par value per share, contained in the registration statement on Form 10, dated December 7, 1993, as amended on December 22, 1993 and February 11, 1994, filed under the Exchange Act; and

•

all documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated by reference herein or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interest of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The Virginia Stock Corporation Act (the “VSCA”) permits, and the amended and restated articles of incorporation of the Company require, the Company to indemnify its directors and officers in a variety of circumstances, which may include indemnification for liabilities under the Securities Act. Under Sections 13.1-697 and 13.1-702 of the VSCA, a Virginia corporation generally is authorized to indemnify its directors and officers in civil and criminal actions if they acted in good faith and believed their conduct to be in the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful. Unless limited by a corporation’s articles of incorporation, the VSCA requires such indemnification when a director or officer entirely prevails in the defense of any proceeding to which he or she was a party because he or she is or was a director or officer of the corporation, and further provides that a corporation may make any other or further indemnity (including indemnity with respect to a proceeding by or in the right of the corporation), and may make additional provision for advances and reimbursement of expenses, if authorized by its articles of incorporation or shareholder-adopted bylaw or resolution, except an indemnity against willful misconduct or a knowing violation of the criminal law. The VSCA establishes a statutory limit on liability of officers and directors of a corporation for damages assessed against them in a suit brought by or in the right of the corporation or brought by or on behalf of shareholders of the corporation and authorizes a corporation to specify a lower monetary limit on liability (including the elimination of liability for monetary damages) in the corporation’s articles of incorporation or bylaws; however, the liability of an officer or director shall not be limited if such officer or director engaged in willful misconduct or a knowing violation of the criminal law or of any federal or state securities law.

The Company’s amended and restated articles of incorporation require indemnification of directors and officers with respect to certain liabilities and expenses imposed upon them by reason of having been a director or officer, except in the case of willful misconduct or a knowing violation of criminal law. In addition, as permitted by the VSCA, the Company’s amended and restated articles of incorporation eliminate the liability for monetary damages of a director or officer in a shareholder or derivative proceeding. This elimination of liability will not apply in the event of willful misconduct or a knowing violation of criminal law or any federal or state securities law. Sections 13.1-692.1 and 13.1-696 through 13.1-704 of the VSCA are incorporated herein by reference.

Item 7. Exemption from Registration Claimed.

Not Applicable.

Item 8. Exhibits.

Exhibit Number	Description

4.1	The Company’s Amended and Restated Articles of Incorporation (including Amendment thereto) (filed as Exhibit 3.1 to the Company’s Registration Statement on Form S-3 (Registration No. 333-119723) and incorporated herein by reference).

4.2	Amended and Restated Bylaws of the registrant effective as of May 7, 2013 (filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K (No. 1-12658) filed on May 8, 2013, and incorporated herein by reference).

*5.1	Opinion of Kelley Drye & Warren LLP.

*10.1	Albemarle Corporation 2013 Stock Compensation and Deferral Election Plan for Non-Employee Directors.

*23.1	Consent of Kelley Drye & Warren LLP (included in Exhibit 5.1).

*23.2	Consent of PricewaterhouseCoopers LLP.

24	Powers of Attorney (included on the signature page hereof).

*	Filed herewith.

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that (A) paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13 or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on this 14th day of May, 2013.

ALBEMARLE CORPORATION.

By:	/s/ Karen G. Narwold
Karen G. Narwold
Senior Vice President, General Counsel and Corporate Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Karen G. Narwold and Luther C. Kissam IV, and each of them individually, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for his or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments to the registration statement (which includes any additional registration statement under Rule 462(b)) together with all schedules and exhibits thereto, (ii) act on, sign and file with the Securities and Exchange Commission any and all exhibits to the registration statement and any and all exhibits and schedules thereto, (iii) act on, sign and file any and all such certificates, applications, registration statements, notices, reports, instruments, agreements and other documents necessary or appropriate in connection with the registration or qualification under foreign and state securities laws of the securities described in the registration statement or any amendment thereto, or obtain an exemption therefrom, in connection with the offerings described therein and (iv) take any and all such actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them individually, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, and hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact, any of them or any of his or her or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature(s)	Title(s)	Date

/s/ Luther C. Kissam IV	President & Chief Executive Officer and Director (Principal Executive Officer)
Luther C. Kissam IV

/s/ Jim W. Nokes	Non-Executive Chairman
Jim W. Nokes

/s/ William H. Hernandez	Director
William H. Hernandez

/s/ Joseph M. Mahady	Director
Joseph M. Mahady

/s/ James J. O’Brien	Director
James J. O’Brien

/s/ Barry W. Perry	Director
Barry W. Perry

/s/ John Sherman Jr.	Director
John Sherman Jr.

/s/ Harriett Tee Taggart	Director
Harriett Tee Taggart

/s/ Anne Marie Whittemore	Director
Anne Marie Whittemore

/s/ Scott A. Tozier	Senior Vice President, Chief Financial Officer & Chief Accounting Officer (Principal Financial Officer and Principal Accounting Officer)
Scott A. Tozier

EXHIBIT INDEX

Exhibit Number	Description

4.1	The Company’s Amended and Restated Articles of Incorporation (including Amendment thereto) (filed as Exhibit 3.1 to the Company’s Registration Statement on Form S-3 (Registration No. 333-119723) and incorporated herein by reference).

4.2	Amended and Restated Bylaws of the registrant effective as of May 7, 2013 (filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K (No. 1-12658) filed on May 8, 2013, and incorporated herein by reference).

*5.1	Opinion of Kelley Drye & Warren LLP.

*10.1	Albemarle Corporation 2013 Stock Compensation and Deferral Election Plan for Non-Employee Directors.

*23.1	Consent of Kelley Drye & Warren LLP (included in Exhibit 5.1).

*23.2	Consent of PricewaterhouseCoopers LLP.

24	Powers of Attorney (included on the signature page hereof).

*	Filed herewith.